                                                             Exhibit 23.05

We have issued our report dated February 6, 1998, accompanying the financial statements of Town & Country Electric Inc. contained in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 for Building One Services Corporation. We consent to the use of the aforementioned report in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 filed on or about February 22, 1999, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Appleton, Wisconsin

February 22, 1999

                                                             Exhibit 23.05

                                                               (continued)

We have issued our report dated February 12, 1998, accompanying the financial statements of Garfield Electric Company contained in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 for Building One Services Corporation. We consent to the use of the aforementioned report in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 filed on or about February 22, 1999, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Cincinnati, Ohio

February 22, 1999

                                                             Exhibit 23.05

                                                               (continued)

We have issued our report dated February 12, 1998, accompanying the financial statements of Indecon, Inc. contained in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 for Building One Services Corporation. We consent to the use of the aforementioned report in the Post Effective Amendment Number 1 to the Registration Statement on Form S-4 filed on or about February 22, 1999, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Cincinnati, Ohio

February 22, 1999